Exhibit 99.1

Media Release
Peabody Reports Results For Quarter Ended June 30, 2025
Second Quarter Results Reflect Strong Seaborne and PRB Cost Performance
Longwall Start at Centurion Mine Accelerated to February 2026
Favorable Changes to Full-Year Volume and Cost Targets
ST. LOUIS, July 31, 2025 – Peabody (NYSE: BTU) today reported net income attributable to common stockholders of $(27.6) million, or $(0.23) per diluted share, for the second quarter of 2025, compared to $199.4 million, or $1.42 per diluted share in the prior year quarter. Peabody had Adjusted EBITDA1 of $93.3 million in the second quarter of 2025 compared to $309.7 million in the prior year quarter (included $80.8 million of insurance recovery and reflected seaborne benchmark prices that were 32 percent higher for metallurgical coal and 35 percent higher for thermal coal than the current year).
According to Peabody President and CEO Jim Grech, “Peabody closed out the first half of the year with strong execution and a resilient performance. Effective cost management in the seaborne platforms allowed us to work through a period of lower pricing, while robust Powder River Basin (PRB) demand demonstrated the benefit of our leading U.S. thermal coal business. In addition to Peabody benefiting from higher U.S. coal demand in the first half based on favorable market fundamentals, newly enacted federal legislation is expected to reduce costs moving forward.”
Highlights
•Peabody reported second quarter Adjusted EBITDA of $93 million.

•The Centurion Mine in Australia’s Bowen Basin remains on budget and ahead of schedule in development meters, allowing the company to accelerate the planned start of longwall production.

•Strong U.S. thermal demand led the PRB segment to better-than-expected performance, driving substantial margin improvements.

•Both Seaborne Metallurgical and Seaborne Thermal segments continued to “control the controllables” with second quarter costs below company targets.

•Peabody estimates benefits of $15 to $20 million in the second half of 2025 related to federal royalty reduction provisions from the “One Big Beautiful Bill Act” signed into law in July, which is also expected to strengthen the competitiveness of PRB coal.

•Peabody is raising full-year 2025 guidance for Seaborne Thermal and PRB volumes and lowering cost-per-ton targets for Seaborne Thermal, Seaborne Met and PRB segments.

•The company declared a $0.075 per share dividend on common stock on July 31, 2025.
1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA (excluding insurance recoveries) divided by segment revenue. Revenue per Ton and Adjusted EBITDA Margin per Ton are equal to revenue by segment and Adjusted EBITDA by segment (excluding insurance recoveries), respectively, divided by segment tons sold. Costs per Ton is equal to Revenue per Ton less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton and Adjusted EBITDA Margin per Ton best reflect controllable costs and operating results at the reporting segment level. We consider all measures reported on a per ton basis, as well as Adjusted EBITDA margin, to be operating/statistical measures. Please refer to the tables and related notes herein for a reconciliation of non-GAAP financial measures.

Second Quarter Segment Performance

Seaborne Thermal
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024
Tons sold (in millions)	3.6	4.4	4.1	8.0	8.1
Export	2.1	2.9	2.7	5.0	5.2
Domestic	1.5	1.5	1.4	3.0	2.9
Revenue per Ton	$53.22	$60.64	$74.43	$57.25	$72.86
Export - Avg. Realized Price per Ton	72.86	79.39	98.43	76.56	98.97
Domestic - Avg. Realized Price per Ton	24.19	24.95	26.69	24.57	26.50
Costs per Ton	44.10	41.37	49.14	42.61	48.44
Adjusted EBITDA Margin per Ton	$9.12	$19.27	$25.29	$14.64	$24.42
Adjusted EBITDA (in millions)	$33.5	$84.2	$104.4	$117.7	$198.2
Seaborne Thermal Adjusted EBITDA totaled $33.5 million. Second quarter performance was impacted by lower shipments due to weather-related port disruption, partly offset by costs that were below company targets. Despite pricing pressure, the segment delivered Adjusted EBITDA margins of 17 percent. The company’s July shipments were above target, leading to a 200,000 ton increase in full year volume guidance and $3 per ton reduction in full-year cost guidance.

Seaborne Metallurgical
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024
Tons sold (in millions)	2.2	1.8	2.0	4.0	3.4
Revenue per Ton	$114.79	$125.15	$149.29	$119.40	$159.10
Costs per Ton	118.97	117.66	117.47	118.39	126.46
Adjusted EBITDA Margin per Ton	$(4.18)	$7.49	$31.82	$1.01	$32.64
Adjusted EBITDA, Excluding Insurance Recovery (in millions)	$(9.2)	$13.2	$62.8	$4.0	$111.1
Shoal Creek Insurance Recovery (in millions)	$—	$—	$80.8	$—	$80.8
Adjusted EBITDA (in millions)	$(9.2)	$13.2	$143.6	$4.0	$191.9
Seaborne Metallurgical volumes increased 400,000 tons over prior quarter while costs were $6 per ton lower than target. The company mitigated a challenging pricing environment and reported Adjusted EBITDA loss of $9.2 million. As a result of the strong first-half cost performance, Peabody is lowering its full year cost guidance by $7 per ton to approximately $118 per ton.

Powder River Basin
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024
Tons sold (in millions)	20.0	19.6	15.8	39.6	34.5
Revenue per Ton	$13.82	$14.02	$14.02	$13.92	$13.80
Costs per Ton	11.66	12.18	12.89	11.92	12.81
Adjusted EBITDA Margin per Ton	$2.16	$1.84	$1.13	$2.00	$0.99
Adjusted EBITDA (in millions)	$43.0	$36.3	$17.8	$79.3	$34.2
Powder River Basin Adjusted EBITDA totaled $43.0 million, an increase of more than a dollar per ton in margin compared to prior-year performance. Second quarter shipments exceeded expectations, which also led to per-ton costs well below company targets. Based on increased contract volumes, the company is raising full-year volume guidance by 5 million tons and lowering cost targets by $0.63 per ton.

Other U.S. Thermal
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024
Tons sold (in millions)	2.9	3.1	3.7	6.0	6.9
Revenue per Ton	$54.08	$54.32	$55.21	$54.20	$57.33
Costs per Ton	49.39	43.71	45.53	46.43	45.40
Adjusted EBITDA Margin per Ton	$4.69	$10.61	$9.68	$7.77	$11.93
Adjusted EBITDA (in millions)	$13.5	$32.9	$35.4	$46.4	$81.9
Other U.S. Thermal Adjusted EBITDA totaled $13.5 million for the quarter, with rail issues at Bear Run and challenging mining conditions in the current panel at Twentymile leading to lower volumes. The company is seeing improved rail performance at Bear Run and expects significantly improved performance at Twentymile after an August longwall move to a new panel is completed. The company is maintaining full year volume and cost guidance for the segment.

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Balance Sheet/Liquidity
Peabody continued to generate positive operating cash flow in a challenging price environment. At June 30, 2025 the company had $585.9 million of cash, $847.1 million in pre-funded reclamation and other liabilities, long term debt of $343.8 million, and total liquidity approaching $1 billion.
“Peabody’s cash position was largely unchanged from the prior quarter after netting investment in Centurion, shareholder returns, transaction costs and other working capital items, reflecting the resilience of our operations and the tremendous value of a balanced, diversified asset base,” said Executive Vice President and Chief Financial Officer Mark Spurbeck. “Peabody’s balance sheet provides substantial financial strength designed to sustain the company during challenging times and deliver extraordinary value during stronger points of the price cycle.”
Centurion Update
Due to rapid continued progress at the Centurion Mine, the company now expects longwall operations to commence earlier than previously guided, with startup anticipated in February 2026. This accelerated timeline reflects effective execution and may have favorable implications for the mine’s sales targets. The mine has hired 260 employees of its planned headcount of 400, and intends to start installing longwall shields in November.
Acquisition Update

Four full months have passed since the ignition incident at Anglo American’s Moranbah North Mine, with still no credible timetable on resumption of sustainable longwall production. Peabody’s understanding of conditions underground, along with the continued passage of time, has further confirmed that a Material Adverse Change (MAC) has occurred under the related purchase agreements. Peabody has not reached a revised agreement with the seller and intends to provide a further update on August 19th, after the 90-day MAC cure period has expired.
Outlook
“Looking ahead, we are pleased to increase our full-year volume guidance for Powder River Basin and Seaborne Thermal coal while reducing our full-year cost targets for three of the four segments,” said Mr. Grech.
Third Quarter 2025
Seaborne Thermal
•Volume is expected to be 3.9 million tons, including 2.7 million export tons. 0.6 million export tons are priced at approximately $82 per ton, and 1.0 million tons of Newcastle product and 1.1 million tons of high ash product are unpriced. Costs are anticipated to be $45-$50 per ton.
Seaborne Metallurgical
•Volume is anticipated to be 2.2 million tons and is expected to achieve 70 to 75 percent of the premium hard coking coal price index. Costs are anticipated to be $110-$120 per ton.
U.S. Thermal
•PRB volume is expected to be 23 million tons at an average price of $13.45 per ton and costs of approximately $11.00-$11.50 per ton.
•Other U.S. Thermal volume is expected to be 3.7 million tons at an average price of $51.10 per ton and costs of approximately $45-$49 per ton.
Today’s earnings call is scheduled for 10 a.m. CT and can be accessed via the company’s website at PeabodyEnergy.com.
Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.
Contact:
Vic Svec / Kala Finklang
Email: ir@peabodyenergy.com

Guidance Targets

Segment Performance
	2025 Full Year
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	14.6 - 15.2	11.1	$52.25	$45.00 - $48.00
Seaborne Thermal (Export)	9.2 - 9.8	5.7	$77.12	NA
Seaborne Thermal (Domestic)	5.4	5.4	$26.00	NA
Seaborne Metallurgical	8.0 - 9.0	4.4	$121.00	$115.00 - 120.00
PRB U.S. Thermal	80.0 - 84.0	83.0	$13.65	$11.50 - $12.00
Other U.S. Thermal	13.4 -14.4	13.8	$52.20	$43.00 - $47.00

Other Annual Financial Metrics ($ in millions)
	2025 Full Year
SG&A	$95
Total Capital Expenditures	$420
Major Project Capital Expenditures	$280
Sustaining Capital Expenditures	$140
ARO Cash Spend	$50

Supplemental Information

Seaborne Thermal	~48% of unpriced export volumes are expected to price on average at Globalcoal “NEWC” levels and ~52% are expected to have a higher ash content and price at 80-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at 70-75% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at June 30, 2025. Weighted average quality for the PRB segment 2025 volume is approximately 8,700 BTU.
Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

Condensed Consolidated Statements of Operations (Unaudited)
For the Quarters Ended Jun. 30, 2025, Mar. 31, 2025 and Jun. 30, 2024 and the Six Months Ended Jun. 30, 2025 and 2024
(In Millions, Except Per Share Data)
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024

Tons Sold	28.7	28.9	25.6	57.6	53.0

Revenue	$890.1	$937.0	$1,042.0	$1,827.1	$2,025.6
Operating Costs and Expenses (1)	789.4	770.2	803.9	1,559.6	1,618.1
Depreciation, Depletion and Amortization	93.4	92.1	82.9	185.5	162.7
Asset Retirement Obligation Expenses	13.8	13.6	12.9	27.4	25.8
Selling and Administrative Expenses	23.5	23.6	22.1	47.1	44.1
Restructuring Charges	3.5	1.7	0.1	5.2	0.2
Transaction Costs Related to Business Combinations	18.8	2.4	—	21.2	—
Other Operating (Income) Loss:
Net Gain on Disposals	(14.8)	(5.2)	(7.5)	(20.0)	(9.6)
Provision for NARM Loss	—	—	1.9	—	3.7
Shoal Creek Insurance Recovery	—	—	(109.5)	—	(109.5)
Loss from Equity Affiliates	0.9	6.7	1.3	7.6	5.0
Operating (Loss) Profit	(38.4)	31.9	233.9	(6.5)	285.1
Interest Expense, Net of Capitalized Interest	11.1	11.5	10.7	22.6	25.4
Interest Income	(13.8)	(15.4)	(16.8)	(29.2)	(36.0)
Net Periodic Benefit Credit, Excluding Service Cost	(7.4)	(7.4)	(10.2)	(14.8)	(20.3)
(Loss) Income from Continuing Operations Before Income Taxes	(28.3)	43.2	250.2	14.9	316.0
Income Tax (Benefit) Provision	(2.7)	4.9	39.4	2.2	59.5
(Loss) Income from Continuing Operations, Net of Income Taxes	(25.6)	38.3	210.8	12.7	256.5
Loss from Discontinued Operations, Net of Income Taxes	(0.4)	(0.3)	(1.6)	(0.7)	(2.3)
Net (Loss) Income	(26.0)	38.0	209.2	12.0	254.2
Less: Net Income Attributable to Noncontrolling Interests	1.6	3.6	9.8	5.2	15.2
Net (Loss) Income Attributable to Common Stockholders	$(27.6)	$34.4	$199.4	$6.8	$239.0
Adjusted EBITDA (2)	$93.3	$144.0	$309.7	$237.3	$470.2
Diluted EPS - (Loss) Income from Continuing Operations (3)(4)	$(0.22)	$0.27	$1.43	$0.06	$1.72

Diluted EPS - Net (Loss) Income Attributable to Common Stockholders (3)	$(0.23)	$0.27	$1.42	$0.06	$1.70

(1)	Excludes items shown separately.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(3)
Weighted average diluted shares outstanding were 121.7 million, 138.7 million and 142.8 million during the quarters ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively. Weighted average diluted shares outstanding were 122.3 million and 143.8 million during the six months ended June 30, 2025 and 2024, respectively.

(4)	Reflects (loss) income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Balance Sheets
As of Jun. 30, 2025 and Dec. 31, 2024

(Dollars In Millions)
	(Unaudited)
	Jun. 30, 2025	Dec. 31, 2024
Cash and Cash Equivalents	$585.9	$700.4
Accounts Receivable, Net	322.7	359.3
Inventories, Net	417.5	393.4
Other Current Assets	301.2	327.6
Total Current Assets	1,627.3	1,780.7
Property, Plant, Equipment and Mine Development, Net	3,056.3	3,081.5
Operating Lease Right-of-Use Assets	74.6	119.3
Restricted Cash and Collateral	847.1	809.8
Investments and Other Assets	158.1	162.4
Total Assets	$5,763.4	$5,953.7

Current Portion of Long-Term Debt	$14.6	$15.8
Accounts Payable and Accrued Expenses	722.4	811.7
Total Current Liabilities	737.0	827.5
Long-Term Debt, Less Current Portion	329.2	332.3
Deferred Income Taxes	38.4	40.9
Asset Retirement Obligations, Less Current Portion	673.3	667.8
Accrued Postretirement Benefit Costs	117.9	120.4
Operating Lease Liabilities, Less Current Portion	50.3	86.7
Other Noncurrent Liabilities	143.2	169.3
Total Liabilities	2,089.3	2,244.9

Common Stock	1.9	1.9
Additional Paid-in Capital	3,996.0	3,990.5
Treasury Stock	(1,927.3)	(1,926.5)
Retained Earnings	1,434.1	1,445.8
Accumulated Other Comprehensive Income	120.6	138.8
Peabody Energy Corporation Stockholders' Equity	3,625.3	3,650.5
Noncontrolling Interests	48.8	58.3
Total Stockholders' Equity	3,674.1	3,708.8
Total Liabilities and Stockholders' Equity	$5,763.4	$5,953.7

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended Jun. 30, 2025, Mar. 31, 2025 and Jun. 30, 2024 and the Six Months Ended Jun. 30, 2025 and 2024

(Dollars In Millions)
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024
Cash Flows From Operating Activities
Net Cash Provided By Continuing Operations	$23.8	$120.5	$9.7	$144.3	$130.0
Net Cash Used in Discontinued Operations	(0.6)	(0.6)	(1.9)	(1.2)	(3.2)
Net Cash Provided By Operating Activities	23.2	119.9	7.8	143.1	126.8
Cash Flows From Investing Activities
Additions to Property, Plant, Equipment and Mine Development	(94.2)	(70.4)	(105.6)	(164.6)	(167.0)
Changes in Accrued Expenses Related to Capital Expenditures	(3.4)	(38.6)	(6.9)	(42.0)	(13.7)
Wards Well Acquisition	—	—	(143.8)	—	(143.8)
Insurance Proceeds Attributable to Shoal Creek Equipment Losses	—	—	5.6	—	5.6
Proceeds from Disposal of Assets, Net of Receivables	5.3	7.2	13.1	12.5	15.5
Contributions to Joint Ventures	(153.0)	(138.3)	(170.7)	(291.3)	(373.5)
Distributions from Joint Ventures	155.9	150.8	167.4	306.7	360.6
Other, Net	(1.7)	(0.3)	(0.7)	(2.0)	(0.5)
Net Cash Used In Investing Activities	(91.1)	(89.6)	(241.6)	(180.7)	(316.8)
Cash Flows From Financing Activities
Repayments of Long-Term Debt	(4.8)	(2.8)	(2.4)	(7.6)	(4.6)
Payment of Debt Issuance and Other Deferred Financing Costs	(0.1)	(1.7)	(0.3)	(1.8)	(11.1)
Common Stock Repurchases	—	—	—	—	(83.1)
Excise Taxes Paid Related to Common Stock Repurchases	(1.7)	—	—	(1.7)	—
Repurchase of Employee Common Stock Relinquished for Tax Withholding	—	(0.8)	(0.7)	(0.8)	(4.1)
Dividends Paid	(9.2)	(9.1)	(9.4)	(18.3)	(19.1)
Distributions to Noncontrolling Interests	—	(14.7)	—	(14.7)	(18.5)
Net Cash Used In Financing Activities	(15.8)	(29.1)	(12.8)	(44.9)	(140.5)
Net Change in Cash, Cash Equivalents and Restricted Cash	(83.7)	1.2	(246.6)	(82.5)	(330.5)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,383.8	1,382.6	1,566.3	1,382.6	1,650.2
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,300.1	$1,383.8	$1,319.7	$1,300.1	$1,319.7

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
For the Quarters Ended Jun. 30, 2025, Mar. 31, 2025 and Jun. 30, 2024 and the Six Months Ended Jun. 30, 2025 and 2024

(Dollars In Millions)
Note: Management believes that non-GAAP measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024

(Loss) Income from Continuing Operations, Net of Income Taxes	$(25.6)	$38.3	$210.8	$12.7	$256.5
Depreciation, Depletion and Amortization	93.4	92.1	82.9	185.5	162.7
Asset Retirement Obligation Expenses	13.8	13.6	12.9	27.4	25.8
Restructuring Charges	3.5	1.7	0.1	5.2	0.2
Transaction Costs Related to Business Combinations	18.8	2.4	—	21.2	—
Provision for NARM Loss	—	—	1.9	—	3.7
Shoal Creek Insurance Recovery - Property Damage	—	—	(28.7)	—	(28.7)
Changes in Amortization of Basis Difference Related to Equity Affiliates	(0.8)	(0.6)	(0.3)	(1.4)	(0.7)
Interest Expense, Net of Capitalized Interest	11.1	11.5	10.7	22.6	25.4
Interest Income	(13.8)	(15.4)	(16.8)	(29.2)	(36.0)
Unrealized (Gains) Losses on Foreign Currency Option Contracts	(4.1)	(4.3)	(2.4)	(8.4)	3.3
Take-or-Pay Contract-Based Intangible Recognition	(0.3)	(0.2)	(0.8)	(0.5)	(1.5)
Income Tax (Benefit) Provision	(2.7)	4.9	39.4	2.2	59.5
Adjusted EBITDA (1)	$93.3	$144.0	$309.7	$237.3	$470.2

Operating Costs and Expenses	$789.4	$770.2	$803.9	$1,559.6	$1,618.1
Unrealized Gains (Losses) on Foreign Currency Option Contracts	4.1	4.3	2.4	8.4	(3.3)
Take-or-Pay Contract-Based Intangible Recognition	0.3	0.2	0.8	0.5	1.5
Net Periodic Benefit Credit, Excluding Service Cost	(7.4)	(7.4)	(10.2)	(14.8)	(20.3)
Total Segment Costs (2)	$786.4	$767.3	$796.9	$1,553.7	$1,596.0

(1)	Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by the chief operating decision maker as the primary financial metric to measure each of our segment's operating performance against expected results and to allocate resources, including capital investment in mining operations and potential expansions.
(2)	Total Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Total Segment Costs is used by management as a component of a metric to measure each of our segment's operating performance.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Supplemental Financial Data (Unaudited)
For the Quarters Ended Jun. 30, 2025, Mar. 31, 2025 and Jun. 30, 2024 and the Six Months Ended Jun. 30, 2025 and 2024

	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2025	2025	2024	2025	2024
Revenue Summary (In Millions)
Seaborne Thermal	$195.1	$265.1	$307.5	$460.2	$591.4
Seaborne Metallurgical	252.2	220.1	294.3	472.3	541.3

Powder River Basin	275.7	275.6	221.9	551.3	476.0
Other U.S. Thermal	155.1	168.7	202.0	323.8	393.6
Total U.S. Thermal	430.8	444.3	423.9	875.1	869.6
Corporate and Other	12.0	7.5	16.3	19.5	23.3
Total	$890.1	$937.0	$1,042.0	$1,827.1	$2,025.6

Total Segment Costs Summary (In Millions) (1)
Seaborne Thermal	$161.6	$180.9	$203.1	$342.5	$393.2
Seaborne Metallurgical	261.4	206.9	231.5	468.3	430.2

Powder River Basin	232.7	239.3	204.1	472.0	441.8
Other U.S. Thermal	141.6	135.8	166.6	277.4	311.7
Total U.S. Thermal	374.3	375.1	370.7	749.4	753.5
Corporate and Other	(10.9)	4.4	(8.4)	(6.5)	19.1
Total	$786.4	$767.3	$796.9	$1,553.7	$1,596.0

Other Supplemental Financial Data (In Millions)
Adjusted EBITDA - Seaborne Thermal	$33.5	$84.2	$104.4	$117.7	$198.2
Adjusted EBITDA - Seaborne Metallurgical, Excluding Shoal Creek Insurance Recovery	(9.2)	13.2	62.8	4.0	111.1
Shoal Creek Insurance Recovery - Business Interruption	—	—	80.8	—	80.8
Adjusted EBITDA - Seaborne Metallurgical	(9.2)	13.2	143.6	4.0	191.9

Adjusted EBITDA - Powder River Basin	43.0	36.3	17.8	79.3	34.2
Adjusted EBITDA - Other U.S. Thermal	13.5	32.9	35.4	46.4	81.9
Adjusted EBITDA - Total U.S. Thermal	56.5	69.2	53.2	125.7	116.1
Middlemount	(1.3)	(6.9)	1.9	(8.2)	1.1
Resource Management Results (2)	17.3	5.5	9.9	22.8	14.3
Selling and Administrative Expenses	(23.5)	(23.6)	(22.1)	(47.1)	(44.1)
Other Operating Costs, Net (3)	20.0	2.4	18.8	22.4	(7.3)
Adjusted EBITDA (1)	$93.3	$144.0	$309.7	$237.3	$470.2

(1)	Total Segment Costs and Adjusted EBITDA are non-GAAP financial measures. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(2)	Includes gains (losses) on certain surplus coal reserve, coal resource and surface land sales and property management costs and revenue.
(3)	Includes trading and brokerage activities, costs associated with post-mining activities, gains (losses) on certain asset disposals, minimum charges on certain transportation-related contracts, results from the Company’s equity method investment in renewable energy joint ventures, costs associated with suspended operations, holding costs associated with the Centurion Mine, the impact of foreign currency remeasurement and expenses related to the Company’s other commercial activities.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2025 and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.